Exhibit 10.1

MERGER AGREEMENT

This Agreement (the “Agreement”) made as of the 19 day of August, 2021, by and among, STEMTECH CORPORATION, a Delaware Corporation (the “merging entity”), and GLOBE NET WIRELESS CORP., a Nevada corporation (“the Company” and “Surviving entity”).

PRELIMINARY STATEMENT

Stemtech Corporation is the sole and exclusive owner of IP regarding its adult stem cell nutrition, world-wide distribution of a regimen of adult Stem Cell Nutraceuticals, along with other valuable technologies. Globe Net Wireless Corp. is a fully reporting US public company, currently trading as “GNTW”, and is current in its SEC filings.

Whereas Globe Net Wireless Corp. is desirous of acquiring Stemtech Corporation, inclusive of its IP rights & knowledge, and Stemtech Corporation is desirous to merge with Globe Net Wireless Corp.; therefore, the two parties have come together hereby to enter into this binding Merger Agreement.

Article 1 – Merger of the Assets & Liabilities

1.1. a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), Stemtech Corporation shall be merged with and into the Company in accordance with this Merger Agreement and the applicable provisions of the Articles of Merger. Following the Merger, the Company will continue as the surviving corporation (the “Surviving Corporation”), and the separate existence of Stemtech Corporation shall cease ten days following execution Thereof.

The Merger will have the effects set forth in Section 92A.250 of the Nevada Statutes. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date all the property, rights, privileges, powers and franchise of Stemtech Corporation will vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of Stemtech Corporation will become the debts, liabilities and duties of the Surviving Corporation, Globe Net Wireless Corporation.

b) Upon and subject to the terms and conditions of this Agreement, at the Closing, Stemtech Corporation shall transfer, convey, assign and deliver to the Company, and the Company shall acquire and accept from Stemtech Corporation all of its rights, title and interest in and to all assets, warrants, options and associated rights (whether tangible or intangible) that are used or held for use by Stemtech Corporation as the same shall exist at and as of the Closing (collectively, the “Acquired Assets”), other than one senior secured promissory note to Enzacta LLC, free and clear of any and all liens.

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c) Following the Merger, each outstanding option to purchase Stemtech Corporation (Delaware) Common Stock or outstanding warrant to purchase common stock that has not previously been exercised prior to the closing of the Merger will be converted into equivalent warrants to purchase shares of Globe Net Wireless Corp (Nevada) Common Stock and will be adjusted to give effect to the same exchange ratios set forth in the Merger Agreement the exchange of common stock.

The “Assets” of Stemtech Corporation consist primarily of its IP, Trademark, and corporate trade secrets, and global adult stem cell nutraceutical distribution. This is inclusive of trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications, corporate or other entity names, internet addresses and other internet related assets used primarily in the operation of the Business, including without limitation, all of its subsidiaries, listed infra as Exhibit A hereto.

Intellectual Property.

(i) Stemtech Corporation owns and has good and marketable title to, is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in the business of Stemtech Corporation as currently conducted by Stemtech Corporation. The Intellectual Property owned by Stemtech Corporation collectively constitutes all the Intellectual Property necessary to enable Stemtech Corporation to conduct its business as such business is currently being conducted.

(ii) Stemtech Corporation has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of Stemtech Corporation nor Stemtech Corporation’s officers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Stemtech Corporation must license or refrain from using any Intellectual Property rights of any third party). There is no unauthorized use, disclosure, infringement, or misappropriation of any Stemtech Corporation Intellectual Property by any third party, including any employee or former employee of Stemtech Corporation.

(iii) The Exhibits hereto adequately identifies each patent or registration that has been issued to Stemtech Corporation with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Stemtech Corporation has made with respect to any of its Intellectual Property. Stemtech Corporation has delivered to The Company correct and complete copies of all such patents, registrations,

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Additionally, all applications, licenses, agreements, and permissions (as amended to date) of the Exhibits hereto also identifies each material trade name or unregistered trademark, service mark, corporate name, internet domain name, copyright, and material computer software item used by Stemtech Corporation in connection with its business. With respect to each item of Intellectual Property required to be identified in the Exhibits hereto:

(A) Stemtech Corporation possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction.

(B) With the exception of $67,940 to a former employee, (see §9.2 (g) Legal Proceedings infra), Stemtech Corporation is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Stemtech Corporation, is threatened that challenges the legality, validity, enforceability, use, or ownership of the Company; and

(D) Stemtech Corporation has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

At the time of Merger, all of Stemtech Corporation’s full right of use of its assets including its current corporate structure, including all subsidiaries (the “Merging entity Assets”) shall inure to Globe Net Wireless Corp. Additionally, any and all revenues from any contract previously signed, shall inure to Globe Net Wireless Corp.’s account and ledger.

1.2 SCOPE OF THE MERGER

The Merger of all assets to Globe Net Wireless Corp. from Stemtech Corporation shall be global and complete.

1.3 CONSIDERATION FOR THE MERGER.

In consideration for the merger, STEMTECH CORPORATION shareholders shall hereby be issued restricted Treasury stock representing 37,060,000 (Thirty-Seven Million, Sixty Thousand) common shares in the share exchange. The current shareholders of Globe Net Wireless Corp. shall retain a total of 6,540,000 (Six million five hundred forty thousand) shares of common stock.

A.	Globe Net Wireless Corp. shall issue 37,060,00 shares (85% of the outstanding shares of Globe Net Wireless Corp. post transaction) to Stemtech in exchange for all outstanding shares of Stemtech.

B.	The $241,500 in debts currently held by Globe Net Wireless Corp. holders shall be converted into common shares; including the Demand Notes ($52,209.22) and the Convertible Notes ($255,279.55); as well as any and all expenses and costs incurred by the company or its agents; all to be converted in full accord and satisfaction in exchange for 6,000,000 common shares. Post transaction, there shall be 6,540,000 shares held by Globe Net Wireless Corp. shareholders in total, and 37,060,000 shares held by Stemtech shareholders.

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1.4 CLOSING.

The Closing shall take place on August 19, 2021 by close of business. The Merger shall be complete upon the signing of this Agreement.

Article 2 – Future Research & Development

Globe Net Wireless Corp.’s Assets - Stemtech Corporation shall be free to pursue the research, development, manufacture of any product which incorporates Globe Net Wireless Corp. assets or proprietary technology going forward.

Article 3 – Proprietary Information

All Proprietary Information which is disclosed by one party to the other during the term of this Agreement shall be maintained in confidence by the receiving party and shall not be disclosed by the receiving party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing party, except to the extent that such Proprietary Information:

(a)	is required to be disclosed to governmental agencies in order to gain approval to sell Products, or

(b)	is necessary to be disclosed to agents, consultants and/or other third parties for the research, development and/or marketing of Products, which entities first agree in writing to be bound by the confidentiality obligations contained in this Agreement.

Article 4 - Ownership of Intellectual Property

It is understood and agreed by both parties that the Company shall become the owner of all IP, trademark and other rights relating to all the technology and knowledge conveyed, and Stemtech Corporation shall aide the Company in registering any and all such IP and marks in its name.

Article 5 - Patent Prosecution & Infringement

Enforcement of Intellectual Property Rights. In the event that the Company becomes aware of any infringement by a third party of any of the IP or Marks (“Infringing Activities”), it shall promptly institute, prosecute and control any action or proceeding with respect to any such Infringing Activities, using counsel of its choice, including any declaratory judgment action arising from such infringement.

Article 6 - Warranties/Indemnification

6.1 Representations and Warranties. Each party represents and warrants to the other that (a) it has the full right, power and authority to execute, deliver and perform this Agreement, and (b) the terms of this Agreement do not conflict with any other agreement, order or judgment to which such party is a party or by which it is bound.

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6.2 Indemnification. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, employees and agents and their respective successors, heirs and assigns (the “Indemnitees”) against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments relating to, or arising out of (a) any breach of the indemnifying party’s representations, warranties, agreements or covenants in this Agreement, including without limitation the confidentiality obligations set forth above, and (b) any other activities to be carried out by the indemnifying party, its Affiliate(s) or agents.

Article 7 - Assignability

Except as expressly set forth in this Agreement, this Agreement shall not be assignable by Globe Net Wireless Corp. and any attempt to assign (directly or indirectly) this Agreement shall be void ab initio.

Article 8 - Term and Termination

8.1 Term. This Agreement will become effective on the Effective Date, unless terminated under another specific provision of this Agreement or extended by mutual consent of the parties.

8.2 Survival. Termination of this Agreement for whatever reason shall be without prejudice to the settlement of the rights and obligations of the parties arising out of this Agreement prior to the date of termination, including, without limitation: (a) obligations of indemnity, (b) any cause of action or claim accrued or to accrue because of any breach or default by the other party hereunder, (c) obligations of confidentiality and (d) all of the terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

Article 9 – Representations & Warranties

9.1 REPRESENTATIONS AND WARRANTIES OF GLOBE NET WIRELESS CORP. hereby represents and warrants as follows:

a) CORPORATE ORGANIZATION AND GOOD STANDING. Globe Net Wireless Corp. is duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

b) CORPORATE AUTHORITY. Globe Net Wireless Corp. has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

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c) AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Globe Net Wireless Corp. via its Board Resolution to that effect.

d) CAPITALIZATION.

(i) The authorized capital stock of Globe Net Wireless Corp. consists of 200,000,000 shares of Common Stock $0.0001 par value. At current, there are 10,800,000 shares issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights, which will be reduced to 540,000 after the reverse split; total number of shares retained by Globe Net Wireless Corp. shareholders, including post-split shares and including notes converted into equity shall equal 6,540,000 shares of common stock post-merger. (ii) no shares of Globe Net Wireless Corp. were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares; and (iii) no shares of Globe Net Wireless Corp. stock were held in the treasury of Globe Net Wireless Corp. Except as set forth above, as of the date hereof, no shares or other voting securities of Globe Net Wireless Corp. are issued, reserved for issuance or outstanding and no shares or other voting securities of Globe Net Wireless Corp. shall be issued or become outstanding after the date hereof. There are no bonds, debentures, notes or other indebtedness or securities of Globe Net Wireless Corp. that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Globe Net Wireless Corp. may vote. Further, Globe Net Wireless Corp. has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of Globe Net Wireless Corp. stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of Globe Net Wireless Corp. None of the outstanding equity securities or other securities of Globe Net Wireless Corp. was issued in violation of the Securities Act of 1933 or any other legal requirement.

e) LITIGATION. To the knowledge of Globe Net Wireless Corp., there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against the merging entity.

f) FINANCIAL STATEMENTS.

(i) Stemtech Corporation has had the ability to review Globe Net Wireless Corp.’s filings on the SEC website Edgar showing true and complete copies of the audited financial statements of Globe Net Wireless Corp. for its past two fiscal years

(ii) The Globe Net Wireless Corp. Financial Statements were prepared in accordance with GAAP or the equivalent applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for the subsequent quarterly periods referenced above, such unaudited statements fairly present in all material respects the consolidated financial condition and the results of operations of the merging entity as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

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g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the end of its most recent fiscal year and to the date of this Agreement, (i) Globe Net Wireless Corp. has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii) Globe Net Wireless Corp. has not taken and will not take any of the actions that Globe Net Wireless Corp. has agreed not to take from the date hereof through the Closing.

h) UNDISCLOSED LIABILITIES. Globe Net Wireless Corp. at the time of closing has no debt nor material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of Globe Net Wireless Corp. as of the end of the most recent fiscal year included in the Globe Net Wireless Corp. Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year and (iii) those incurred in connection with the execution of this Agreement.

i)	LEGAL PROCEEDINGS. Globe Net Wireless Corp. is not a party to any, and there is no pending or, to the knowledge of Globe Net Wireless Corp, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against Globe Net Wireless Corp., or any of its officers or directors which, if decided adversely to Globe Net Wireless Corp., would, individually or in the aggregate, be material to Globe Net Wireless Corp. There is no injunction, order, judgment or decree imposed upon Globe Net Wireless Corp., or any of its officers or directors, or the assets of Globe Net Wireless Corp.

9.2 REPRESENTATIONS AND WARRANTIES OF STEMTECH represents and warrants as follows:

a) CORPORATE ORGANIZATION AND GOOD STANDING. STEMTECH CORPORATION is duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

b) CORPORATE AUTHORITY. STEMTECH CORPORATION has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

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c) AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by STEMTECH CORPORATION via its Board Resolution to that effect.

d) LITIGATION. See g) Legal Proceedings.

e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the end of its most recent fiscal year and to the date of this Agreement, (i) STEMTECH CORPORATION has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii) STEMTECH CORPORATION has not taken and will not take any of the actions that STEMTECH CORPORATION has agreed not to take from the date hereof through the Closing.

f) UNDISCLOSED LIABILITIES. STEMTECH CORPORATION has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of STEMTECH CORPORATION as of the end of the most recent fiscal year included in the STEMTECH CORPORATION Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year, and (iii) those incurred in connection with the execution of this Agreement.

g) LEGAL PROCEEDINGS. (i) On March 4th, 2020, Canon Financial Services filed a lawsuit alleging monies owed on leased equipment. The parties have settled this matter and a Stipulated Dismissal of the suit was filed in May, 2021. (ii) On December 9th, 2018, a lender to the Company filed a Complaint in Broward County, Florida, claiming breach of contract regarding the terms of repayment of their note. Said claim is deemed non-meritorious by the Company, which has steadfastly litigated this point. The claim made was $150,000, which amount is already shown as payables in the financials of the company. It is anticipated that this matter will be concluded by year’s end. (iii) On August 6, 2019, the former CEO of Stemtech filed a lawsuit against the Company alleging non-payment for back unpaid and accrued salary in the amount of $267,000. The Company has vigorously defended this suit as it believes it is without merit. Litigation is ongoing, as of this date no hearing date has been set for trial. (iv) Lastly on August 30, 2019, a former officer of the company sued the Company alleging unpaid vacation time in the amount of $67,940. This dispute was settled on July 14th, 2021, and the Company has agreed to pay $67,940.

We are not aware of any threatened or pending legal proceedings that will have a material adverse effect on our business, operating results, and financial condition. However, our assessment may change at any time based upon the discovery of facts or circumstances that are presently not known to us. Therefore, there can be no assurance that any pending or future litigation will not have a material adverse effect on our business, reputation, operating results, and financial condition.

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Article 10 - Miscellaneous

10.1 Notices. Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the United States mail, certified or registered with return receipt, or sent by courier requiring proof of receipt, addressed as follows:

To GLOBE NET WIRELESS CORP.:

2302-3 Pacific Plaza

410 Des Voeux Road West

Hong Kong

To STEMTECH CORPORATION:

10370 USA Today Way

Miramar, FL 33025

or to such other address as either party shall designate by written notice, similarly given, to the other party. If sent by telex, facsimile or other electronic media, an original confirmation copy must be sent within thirty days by means listed above.

10.2 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by the internal laws of the State of Nevada (without regard to conflict of law provisions); except that questions affecting the construction and effect to any patent shall be determined by the law of the country in which the patent has been granted.

Arbitration. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within the District of Columbia, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys’ fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum. Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

10.3 Waiver. Except as specifically provided for herein, the waiver from time to time by either party of any of its rights or a party’s failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party’s rights or remedies provided in this Agreement.

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10.4 Enforceability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to the parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, and in the event that the parties are unable to agree upon a reasonable acceptable alternative, then the parties agree that a submission to arbitration shall be made to establish an alternative to such invalid or unenforceable term, covenant or condition of this Agreement or the application thereof, it being the intent that the basic purposes of this Agreement are to be effectuated.

10.5 Entire Agreement and Amendment. This Agreement contains the entire understandings of the parties with respect to the matters contained herein, and supersedes all prior agreements, oral or written, and all other communication between them relating to the subject matter hereof. The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized officers of the parties hereto.

10.6 Headings. The headings of the several Articles and sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.7 Further Instruments. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such further acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.8 Force Majeure. Performance of a party’s obligations hereunder may be delayed if (a) such performance is delayed by causes beyond that party’s reasonable control, including, but not limited to, acts of God, war, riot, epidemics, fire, flood, insurrection, or acts of civil or military authorities, and (b) such delaying party is at all times working diligently to correct the matter causing the delay and otherwise performing as required under the Agreement. Notwithstanding the foregoing, the parties shall remain liable for all obligations incurred by them prior to any termination of this Agreement.

10.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. One or more counterparts may be delivered via telecopier and any such telecopied counterpart shall have the same force and effect as an original counterpart hereto.

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IN WITNESS WHEREOF the parties have executed this Agreement as an instrument under seal as of the date and year first written above.

STEMTECH CORPORATION

/s/ Charles S. Arnold
Charles S. Arnold, Dir., CEO

GLOBE NET WIRELESS CORP.

/s/ Kirk R. Reed
Kirk R. Reed, President, CEO, CFO

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EXHIBIT A

SUBSIDIARIES OF STEMTECH CORPORATION

Stemtech Healthsciences, Inc.

Stemtech Malaysia Holding Sdn Bhd

Stemtech Malaysia Sdn Bhd (subsid. of Stemtech Malaysia Holding Sdn bhd)

Stemtech Canada, Inc.

Stemtech Services SARL de CV (Mexico)

Stemtech Healthsciences SdeRL de CV (Mexico).

Commercial Zadora & Distr. De Salud SA de CV (Mexico)

Importada de Salud & Nutr. Intl de Mexico SA

Technologica De Ren Celular SA (Ecuador)

Stemtech Taiwan Holding, Inc. (USA)

Stemtech Taiwan Branch (Taiwan) (subsid of Stemtech Taiwan Holding, Inc. (USA)

PT Stemtech Indonesia

Stemtech IP Holdings, LLC

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EXHIBIT B

IP OF STEMETCH CORPORATION

SE2	4,193,659	United States	Stemtech International, Inc.	21-Aug-12
SE2	1111010	Singapore	Stemtech International, Inc.	02-Feb-12
SE2	1111010	Australia	Stemtech International, Inc.
SE2	1111010	New Zealand	Stemtech International, Inc.	21-Aug-13
SE2	4/2013/00013485	Philippines	Stemtech International, Inc.	17-Apr-14
SE2	1111010	Korea	Stemtech International, Inc.	12-Feb-12
SE2	1111010	Singapore	Stemtech International, Inc.	15-Feb-13
SE2	1111010	Japan	Stemtech International, Inc.	02-Feb-12
SE2	1111010	Russia	Stemtech International, Inc.
SE2	1111010	EU	Stemtech International, Inc.	02-Dec-13
SE2	1111010	Iceland	Stemtech International, Inc.	04-Oct-12
se3	4,919,557	United States	Stemtech International, Inc.	15-Mar-16
E3**	1293626	Mexico	Stemtech International, Inc.	09-Jun-17
se3	1 293 626	WIPO	Stemtech International, Inc.	05-Feb-16
se3	1293626	Iceland	Stemtech International, Inc.	15-Jun-17
SE3	1293626	Philippines	Stemtech International, Inc.	05-Nov-15
SE3	1293626	Africa	Stemtech International, Inc.	23-Mar-18
SE3	1293626	India	Stemtech International, Inc.	16-Aug-17
SE3	1293626	Vietnam	Stemtech International, Inc.	11-Jul-17
SE3	1293626	Japan	Stemtech International, Inc.	16-Dec-16
SE3	1293626	Korea	Stemtech International, Inc.	17-Jan-17
SE3	1293626	Columbia	Stemtech International, Inc.	30-Nov-17
StemEnhance	1332539	Taiwan	Desert Lake Technologies	16-Oct-08

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StemEnhance	304050	Thailand	Desert Lake Technologies	30-Apr-08
StemEnhance	384110	Columbia	Desert Lake Technologies	31-Jul-09
StemEnhance	G932215	China	Desert Lake Technologies	07-Jun-07
StemEnhance	1035622	Japan	Desert Lake Technologies	07-Apr-10
StemEnhance	NG/TM/2011/11000	Nigeria	Stemtech Health Nigeria LTD	12-Aug-11
StemEnhance	57,897	Jamaica	Desert Lake Technologies	07-Feb-11
StemEnhance	2007/14873	South Africa	Desert Lake Technologies	13-Jul-07
StemRelease	4,286,564	United States	Stemtech International, Inc.	05-Feb-13

Fibrinerase	3,532,290	United States	Stemtech International, Inc.	11-Nov-08
Fibrinerase	1149247	Mexico	Stemtech Health Sciences, S. DE R.L. DE C.V.	18-Feb-10
Fibrinerase	TMA794,345	Canada	Stemtech Health Sciences, Inc	31-Mar-11
Mobilin	3,811,263	United States	Stemtech International, Inc.	29-Jun-10
Mobilin		Mexico	Stemtech Health Sciences, S. DE R.L. DE C.V.	18-Feb-10
Mobilin	TMA794,015	Canada	Stemtech Health Sciences, Inc	28-Mar-11
StemFlo	3,532,292	United States	Stemtech International, Inc.	11-Nov-08
StemFlo	1084464	WIPO	Stemtech International, Inc.	21-Jun-11
StemFlo	1084464	Korea	Stemtech International, Inc.	18-Oct-12
StemFlo	1084464	Columbia	Stemtech International, Inc.
StemFlo	1084464	China	Stemtech International, Inc.
StemFlo	1084464	Singapore	Stemtech International, Inc.	17-Nov-11
StemFlo	1084464	Japan	Stemtech International, Inc.	21-Jun-11
StemFlo	1084464	Russia
StemFlo	1084464	Iceland	Stemtech International, Inc.	02-Jul-12
StemFlo	1084464	Vietnam	Stemtech International, Inc.	03-Aug-12
StemFlo	1084464	EU	Stemtech International, Inc.	04-Aug-11
StemFlo	1084464	EU
StemFlo	1332590	Australia	Stemtech Health Sciences, Inc	30-Nov-09
StemFlo	TMA787,901	Canada	Stemtech Health Sciences, Inc	19-Jan-11
StemFlo	4/2013/00013487	Philippines	Stemtech International, Inc.	22-May-14
StemFlo Circulation Enhancer	TMA793,259	Canada	Stemtech Health Sciences, Inc	18-Mar-11
StemFlo y Diseno	1094953	Mexico	Stemtech Health Sciences, S. DE R.L. DE C.V.	06-Feb-09

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Migrastem	3,883,355	United States	Stemtech International, Inc.	30-Nov-10
Migrastem	1149246	Mexico	Stemtech Health Sciences, S. DE R.L. DE C.V.	18-Feb-10
Migrastem	1116277	Vietnam	Stemtech International, Inc.
Migrastem	1116277	Korea	Stemtech International, Inc.	02-Mar-12
Migrastem	1116277	Singapore	Stemtech International, Inc.
Migrastem	1116277	Japan	Stemtech International, Inc.
Migrastem	1116277	Russia	Stemtech International, Inc.
Migrastem	1116277	Iceland	Stemtech International, Inc.	15-Jan-13
Migrastem	1116277	Vietnam	Stemtech International, Inc.	06-Jun-13
Migrastem	1337369	Australia	Stemtech Health Sciences, Inc	12-Jan-10
Migrastem	TMA837,275	Canada	Stemtech International, Inc.	28-Nov-12
Migratose	TMA794,957	Canada	Stemtech Health Sciences, Inc	06-Apr-11
ST5	3,946,245	United States	Stemtech International, Inc.	12-Apr-11
ST5	1116159	Australia	Stemtech International, Inc.
ST5	1116159	Australia		29-Nov-12
ST5	1116159	Korea	Stemtech International, Inc.	24-Jan-12
ST5	1116159	Columbia	Stemtech International, Inc.
ST5	1116159	EU	Stemtech International, Inc.	04-Sep-13
ST5	1116159	Iceland	Stemtech International, Inc.	15-Jan-13
ST5	1116159	Australia	Stemtech International, Inc.	24-Jan-14
ST5	TMA831,012	Canada	Stemtech International, Inc.	31-Aug-12
ST5	4/2013/00013486	Philippines	Stemtech International, Inc.	17-Apr-14
ST-5 MigraStem	5859093	Japan	Stemtech International, Inc.	28-Jun-16
ST-5 MigraStem	1116159	Vietnam	Stemtech International, Inc.	10-Mar-16
ST-5 MigraStem	1116159	Singapore	Stemtech International, Inc.	24-Jan-12
ST-5 MigraStem	1116159	New Zealand	Stemtech International, Inc.	20-Mar-14
ST5 with Migrastem	TMA846,288	Canada	Stemtech International, Inc.	14-Mar-13
ST5 y Diseno	1227263	Mexico	Stemtech Health Sciences, S. DE R.L. DE C.V.	09-Feb-11

DermaStem	4,084,246	United States	Stemtech International, Inc.	12-Jan-12
DermaStem
DermaStem	1121935	Vietnam	Stemtech International, Inc.	28-Mar-16
DermaStem	1121935	Singapore	Stemtech International, Inc.	07-Mar-12
DermaStem	1149799	Mexico	Stemtech Health Sciences, S.DE.R.L.DE C.V.	18-Feb-10
DermaStem	4/2013/00013484	Philippines	Stemtech International, Inc.	03-Jul-14
DermaStem	1121935	Russia	Stemtech International, Inc.	08-Feb-12
DermaStem	1121935	Singapore	Stemtech International, Inc.	11-Jul-13
DermaStem	1535859	Taiwan	Stemtech Taiwan Holding Company	16-Sep-12
DermaStem	1121935	Korea	Stemtech International, Inc.	09-Apr-13

15

DermaStem	1121935	Columbia	Stemtech International, Inc.
DermaStem	1121935	Japan	Stemtech International, Inc.	07-Mar-12
DermaStem	1121935	EU	Stemtech International, Inc.	06-Apr-13
DermaStem	1121935	Russia	Stemtech International, Inc.	17-Jun-13
DermaStem	1121935	Kenya	Stemtech International, Inc.	26-Nov-13
DermaStem	1121935	Iceland	Stemtech International, Inc.	15-Jan-13
DermaStem	1337370	Australia	Stemtech Health Sciences, Inc	11-Jan-10
DermaStem	TMA829,509	Canada	Stemtech Health Sciences, Inc	09-Aug-12
DermStem**	29662	Mexico	Stemtech Health Sciences, S.DE.R.L.DE C.V.
Rejuvhyal	4,543,827	United States	Stemtech International, Inc.	03-Jun-14
Rejuvhyal	852797	New Zealand	Stemtech Health Sciences, Inc	24-May-12
Skin Care Compositions containing combinations of natural ingredients		US	Stemtech International, Inc.	22-Mar-16
Sonipure	852795	New Zealand	Stemtech Health Sciences, Inc	24-May-12
Sonipure	85382829	United States		20-Apr-15

Stemtech		Indonesia
StemTech	3,589,010	United States	Stemtech International, Inc.	10-Mar-09
Stemtech	TMA787,083	Canada	Stemtech Health Sciences, Inc	12-Jan-11
Stemtech	4/2013/00010266	Philippines	Stemtech International, Inc.	13-Mar-14
Stemtech Logo	1250822	Japan	Stemtech International, Inc.	08-Apr-15
Stemtech Logo	1250822	Korea	Stemtech International, Inc.	08-Apr-15
Stemtech Logo	1250822	New Zealand	Stemtech International, Inc.	10-Oct-14
Stemtech Logo	NG/TM/2011/11001	Nigeria	Stemtech Health Nigeria Ltd	10-Aug-11
Stemtech Logo	1250822	WIPO	Stemtech International, Inc.	08-Apr-15
Stemtech Logo	1250822	Korea	Stemtech International, Inc.	23-Feb-16
Stemtech Logo	1250822	Australia	Stemtech International, Inc.	31-Mar-16
Stemtech Logo	1250822	Philippines	Stemtech International, Inc.	04-Aug-17
Stemtech Logo	TMA836,731	Canada	Stemtech Health Sciences, Inc	20-Nov-12
The Stem Cell Nutrition Company	3,585,038	United States	Stemtech International, Inc.	03-Mar-09

StemSport	3,706,469	United States	Stemtech International, Inc.	3-Nov-09
StemSport	1110752	Singapore	Stemtech International, Inc.	30-Jan-12
StemSport	1110752	Korea	Stemtech International, Inc.	30-Jan-12
StemSport	1110752	China	Stemtech International, Inc.
StemSport	1110752	Japan	Stemtech International, Inc.	30-Jan-12
StemSport	1110752	EU	Stemtech International, Inc.	04-May-12

16

StemSport	1110752	Iceland	Stemtech International, Inc.	10-Apr-12
StemSport	1110752	Vietnam	Stemtech International, Inc.	04-Apr-13
StemSport	TMA787,894	Canada	Stemtech Health Sciences, Inc	19-Jan-11
StemSport Stem Cell Nutrition	TMA793,257	Canada	Stemtech Health Sciences, Inc	18-Nov-09

StemEquine	3,382,591	United States	Stemtech International, Inc	12-Feb-08
StemEquine	1332592	Australia	Stemtech Health Sciences, Inc	30-Nov-09
StemEquine	TMA742,262	Canada	Stemtech Health Sciences, Inc	18-Jun-09
StemPets	3,382,590	United States	Stemtech International, Inc	12-Feb-08
StemPets	1332591	Australia	Stemtech Health Sciences, Inc	30-Nov-09
StemPets	TMA742,264	Canada	Stemtech Health Sciences, Inc	18-Jun-09

17